UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2006

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting held on January 18, 2006, the Compensation Committee of the Board of Directors of Integra Bank Corporation (the "Company") established the annual objectives for the 2006 plan year under the Company's 2003 Executive Annual and Long-Term Incentive Plan (the "Plan") for the following named executive officers (as reported in the Company's 2005 proxy statement): Michael T. Vea, Archie M. Brown and Martin M. Zorn. The annual objectives for the plan year ended December 31, 2006 are: earnings per share and credit quality. As provided in the Plan, 40% of any bonus earned for the 2006 plan year will be deferred for payment until completion of the 2006 plan year contingent upon achievement of certain long-term goals. A copy of the Plan was filed as Exhibit 10.1 to the Company's Annual Report on Form 10-Q for the quarter ended June 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

January 18, 2006	By:	Michael T. Vea

Name: Michael T. Vea
Title: Chairman, Chief Executive Officer and President